SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event report)
    February 15, 2000  (January 31, 2000)

Conestoga Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania                     33-30715                  23-256-5087
(State or other jurisdiction    (Commission              (IRS Employer
of incorporation)                File Number)         Identification No)

202 East First Street, Birdsboro, Pennsylvania      19508

(Address of principal executive officers)          (Zip Code)

Registrant's telephone number, including area code    610-582-8711





     (Former name or former address, if changed since last report.)

Item 2.	Acquisition and Disposition of Assets

	On January 31, 2000 (the "Effective Date"), Conestoga Enterprises, Inc., a Pennsylvania corporation ("Registrant"), TE Merger Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Registrant ("Merger Corporation"), and TeleBeam, Incorporated, a Delaware corporation ("TeleBeam"), closed on the transaction in which (1) TeleBeam was merged into Merger Corporation; (2) Registrant will issue 735,000 shares of $1.00 par value, common stock of Registrant in exchange for all of the issued and outstanding shares of TeleBeam, including the value of TeleBeam's stock options outstanding as of the Effective Date; (3) the name of Merger Corporation was changed to TeleBeam, Incorporated; and (4) the Merger Corporation, now named TeleBeam, will continue the businesses in which TeleBeam was engaged prior to the merger.

	As a result of the merger, on the Effective Date all properties and assets of every kind held by Registrant, including the right to provide the services listed below, became properties and assets of Merger Corporation, and Merger Corporation became liable for all the debts, liabilities and other obligations of TeleBeam. Merger Corporation, now named TeleBeam, will continue to provide a variety of individual and bundled telecommunications services to its customers, including:

 Long distance voice services;
 Internet access and high speed data transport;
 Video; and
 Other enhanced communications services.

	The total value of the transaction is approximately Twenty-seven Million Dollars ($27,000,000.00). Registrant will exchange 735,000 of its $1.00 par value, common stock to TeleBeam shareholders in exchange for all of the issued and outstanding shares of TeleBeam, including the value of options of TeleBeam outstanding as of the Effective Date.

	TeleBeam will be operated as a wholly owned subsidiary of Registrant and will continue to conduct business as a telecommunications company, as described above.

	The merger was approved by the TeleBeam shareholders at a shareholders' meeting held on January 31, 2000.

	The purchase price for the TeleBeam stock, as well as all the terms of the merger, was the result of arms-length negotiations between representatives of Registrant and TeleBeam. In arriving at the terms of the Amended and Restated Agreement and Plan of Merger, the Boards of Directors of Registrant and TeleBeam considered many factors, including, without limitation, information concerning the financial conditions, current business and future prospects of Registrant and TeleBeam, the enhanced geographic market of the combined entity, and changes taking place in the telecommunications field, both from a regulatory and a technological stand-point. In addition, the Boards of Directors of Registrant and TeleBeam considered stock market data for Registrant, the financial terms of other recent combinations in the telecommunications industry, the compatibility of management, operations and equipment of Registrant and TeleBeam, and the tax consequences of the merger to the TeleBeam shareholders.

	Prior to November 3, 1999, the date of the original Plan and Agreement of Merger, there was no material relationship between Registrant and TeleBeam or any of their affiliates, directors, or officers, or any associate of any director or officer.

	The description contained herein of the merger transaction is qualified in its entirety by reference to the Amended and Restated Agreement and Plan of Merger among Registrant, TeleBeam and Merger Corporation, attached as Appendix A to Amendment 1 to the Registration Statement on Form S-4 filed by Registrant for the transaction with the Securities and Exchange Commission on December 30, 1999.

Item 5.	Other Events.

	As of the Effective Date the name of Merger Corporation was amended to TeleBeam, Incorporated.

Item 7.	Financial Statements and Exhibits


	(c)	Exhibits

        2 Amended and Restated Agreement and Plan of Merger dated as of November 12, 1999, (incorporated by reference as Appendix A to Amendment No. 1 to Registrant's Form S-4, Registration Statement No. 333-92917 filed on December 30, 1999).

       99        Press Release issued February 1, 2000.


SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CONESTOGA ENTERPRISES, INC.


                               By:       \s\ Albert H. Kramer
                               Name:  Albert H. Kramer
                               Title:  President

Date:  February 15, 2000